FOR IMMEDIATE RELEASE

Cidara Provides Corporate Update
and Reports Third Quarter 2016 Financial Results

SAN DIEGO, November 10, 2016 – Cidara Therapeutics, Inc. (Nasdaq: CDTX), a biotechnology company developing novel anti-infectives including immunotherapies, today reported financial results for the three months ended September 30, 2016 and provided an update on its corporate activities and product pipeline.

“Cidara made major progress in the third quarter and achieved significant clinical and corporate milestones. We enrolled the first patient in our Phase 2 STRIVE study of CD101 IV in candidemia, announced CD201 as the first development candidate from our proprietary Cloudbreak immunotherapy platform, and, most recently, we strengthened our balance sheet through a debt facility and a follow-on offering,” said Jeff Stein, Ph.D., president and CEO of Cidara. “During the remainder of 2016, we will continue to lay the groundwork for what we expect to be an event- and data-rich 2017. We expect to announce topline Phase 2 data in 2017 from our RADIANT study in the first quarter and from our STRIVE trial in the fourth quarter, and we are planning to complete IND-enabling studies for CD201 in the second half of the year.”

Third Quarter 2016 and Subsequent Highlights

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Completed Follow-on Public Offering and Secured Debt Facility: In October, Cidara successfully completed a follow-on public offering of 2,752,637 shares of common stock, including the shares issued upon the partial exercise of the underwriters’ option to purchase additional shares, at a price to the public of $10.10 per share. Proceeds from the offering were $27.8 million, before deducting underwriting discounts, commissions and offering expenses. Also in October, the company borrowed $10.0 million under a debt facility from Square 1 Bank, a division of Pacific Western Bank. The company may borrow up to an additional $10.0 million under the debt facility, subject to the achievement of certain milestones.

•
First Development Candidate Selected from CloudbreakTM Immunotherapy Discovery Platform: Cidara selected the first development candidate from its proprietary immunotherapy discovery platform, Cloudbreak. Cloudbreak is the first platform of its kind designed specifically to create compounds that direct a patient's immune cells to attack and eliminate bacterial, fungal or viral microbial pathogens. The selected candidate, CD201, is a novel, bispecific antimicrobial immunotherapy being developed for the treatment of multi-drug resistant bacterial infections, including those caused by MCR-1 resistant pathogens.

•
Dosed First Patient in Phase 2 Trial of CD101 IV in Candidemia: Cidara initiated its Phase 2 clinical trial of CD101 IV in candidemia, the STRIVE study. STRIVE is a double-blind study comparing the safety and efficacy of CD101 IV to standard-of-care therapy, caspofungin, with an optional step-down to oral fluconazole.

Third Quarter 2016 Financial Results

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Cash, cash equivalents and short-term investments totaled $79.3 million as of September 30, 2016. This figure does not include any of the proceeds raised in Cidara’s October follow-on offering or from its debt facility. At December 31, 2015, cash, cash equivalents and short-term investments totaled $107.5 million.

•
Research and development expenses were $8.7 million and $24.4 million for the three and nine months ended September 30, 2016, respectively, compared to $6.8 million and $15.9 million for the same periods in 2015. The increases were primarily attributable to clinical development activities for our two product candidates, CD101 IV and CD101 topical, as well as preclinical development activities for our Cloudbreak platform.

•
General and administrative expenses were $3.6 million and $9.7 million for the three and nine months ended September 30, 2016, respectively, compared to $2.4 million and $6.5 million for the same periods in 2015. The increase resulted primarily from personnel-related costs to support the growth of our operating activities in addition to costs to operate as a public company.

•
Net loss for the three months ended September 30, 2016 was $12.2 million, compared to a net loss of $9.2 million for the third quarter of 2015. For the nine months ended September 30, 2016 and 2015, the company reported a net loss of $33.8 million and $22.3 million, respectively.

About Cidara Therapeutics
Cidara is a clinical-stage biotechnology company focused on developing new anti-infectives that have the potential to transform the standard of care and save or improve patients’ lives. The company is currently advancing its novel echinocandin antifungal, CD101, through Phase 2 studies in two indications and developing CD201, its bispecific antimicrobial immunotherapy, for the treatment of multi-drug resistant bacterial infections. CD101 IV has enhanced potency and is the only once-weekly therapy intended for the treatment and prevention of invasive fungal infections. CD101 topical is the first and only agent of its class being studied for the treatment and prevention of vulvovaginal candidiasis (VVC), a prevalent mucosal infection. CD201 is the first drug candidate selected from Cidara’s novel Cloudbreak™ platform, the first immunotherapy discovery platform designed specifically to create compounds that direct a patient's immune cells to attack and eliminate bacterial, fungal or viral pathogens. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.
Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the effectiveness, safety, long-acting nature, anticipated human dosing and other attributes of CD101 IV and CD101 topical, their potential to treat infections and the timing of the completion of the STRIVE and RADIANT Phase 2 studies, as well as the potential for CD201 to successfully treat bacterial infections and complete IND-enabling studies, and the potential for the Cloudbreak program to result in future drug candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: the success and timing of Cidara’s preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; changes in Cidara’s plans to develop and commercialize its product candidates; Cidara’s ability to obtain additional financing; Cidara’s ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Cidara’s Form 10-Q most recently filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Cidara undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Cidara Therapeutics, Inc.
Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
(In thousands)	(unaudited)
ASSETS
Cash, cash equivalents, and short-term investments	$79,309	$107,514
Other current assets	1,270	704
Non-current assets	1,653	1,756
Total assets	$82,232	$109,974

LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities	$8,317	$6,062
Stockholders' equity	73,915	103,912
Total liabilities and stockholders' equity	$82,232	$109,974

Cidara Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2016	2015	2016	2015
Operating expenses:
Research and development	$8,729	$6,766	$24,389	$15,911
General and administrative	3,607	2,441	9,694	6,474
Total operating expenses	12,336	9,207	34,083	22,385
Loss from operations	(12,336)	(9,207)	(34,083)	(22,385)
Other income (expense):
Interest income (expense), net	109	33	312	60
Total other income (expense)	109	33	312	60
Net loss	$(12,227)	$(9,174)	$(33,771)	$(22,325)
Basic and diluted net loss per share	$(0.88)	$(0.67)	$(2.44)	$(2.59)
Shares used to compute basic and diluted net loss per share	13,910,145	13,674,568	13,863,453	8,636,087

INVESTOR CONTACT:
Robert H. Uhl
Westwicke Partners, LLC
Managing Director
(858) 356-5932
robert.uhl@westwicke.com

MEDIA CONTACT:
Mike Beyer
Sam Brown Inc.
(312) 961-2502
mikebeyer@sambrown.com

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